NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	At Dresner Corporate Services
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL CORPORATION ANNOUNCES FILING OF
REGISTRATION STATEMENT

West Point, Georgia, December 14, 2012 — Charter Financial Corporation (“Old Charter Financial”), (NASDAQ Capital: CHFN), the holding company of CharterBank (the “Bank”), announced that Charter Financial Corporation, a Maryland corporation and the proposed new holding company of the Bank (“New Charter Financial”), filed a registration statement on December 14, 2012, with the Securities and Exchange Commission in connection with the previously announced mutual-to-stock conversion of First Charter, MHC.

In connection with the conversion, New Charter Financial expects to offer for sale between 11,475,000 and 15,525,000 shares of common stock at a purchase price of $10.00 per share in the offering.  The shares to be offered for sale represent the 62.85% of the outstanding shares of common stock of Old Charter Financial currently owned by First Charter, MHC.  In addition, at the conclusion of the conversion, the existing shares of common stock held by the public stockholders of Old Charter Financial will be exchanged for new shares of common stock of New Charter Financial at an exchange ratio estimated to be between 1.0015 and 1.3550.

The shares of New Charter Financial will be offered and sold to the following persons in the following order of priority in the subscription offering: (1) depositors of the Bank as of September 30, 2011; (2) the Bank's employee stock ownership plan and 401(k) Plan; (3) depositors as of the end of the calendar quarter preceding the commencement of the offering; and (4) depositors and certain borrowers of the Bank entitled to vote on the conversion proposal.  Shares of common stock not purchased in the subscription offering may be offered for sale in a “community offering,” with a preference given first to natural persons residing in the States of Georgia, Alabama and Florida, and then to public stockholders of Old Charter Financial. New Charter Financial also may offer shares not subscribed for in the subscription or community offerings in a syndicated community offering or a firm commitment underwritten offering.

After the completion of the conversion and offering, New Charter Financial will own all of the outstanding common stock of the Bank, and First Charter, MHC and Old Charter Financial will cease to exist. The common stock of New Charter Financial is expected to trade on the NASDAQ Capital Market under the same symbol “CHFN.”  The conversion is subject to the approval of the Board of Governors of the Federal Reserve System and the affirmative vote of members of First Charter, MHC and stockholders of Old Charter Financial.

Stifel, Nicolaus & Company, Incorporated (“Stifel”) is serving as financial advisor to Old Charter Financial and New Charter Financial in connection with the transactions.  Stifel will act as selling agent and sole book-running manger in connection with the offering.  Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to Old Charter Financial and New Charter Financial.  Silver Freedman & Taff, L.L.P. is serving as legal counsel to Stifel.

Proxy materials setting forth information relating to the conversion will be sent to the members of First Charter, MHC and stockholders of Old Charter Financial for their consideration.  The conversion is expected to be completed late in the first calendar quarter or early in the second calendar quarter of 2013.

The Bank's normal business operations will continue without interruption during the conversion and offering process. The transaction will not affect the existing terms and conditions of deposit accounts and loans with the Bank.  Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law.

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a growing full-service community bank. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, East Central Alabama, and the Florida Gulf Coast. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and the Bank on the internet at www.charterbk.com under About Us.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  New Charter Financial undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Old Charter Financial has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission.  Stockholders of Old Charter Financial are urged to read the proxy statement/prospectus because it contains important information.  Investors are able to obtain all documents filed with the Securities and Exchange Commission by Old Charter Financial and New Charter Financial free of charge at the Securities and Exchange Commission’s website, www.sec.gov.  In addition, documents filed with the Securities and Exchange Commission by Old Charter Financial and New Charter Financial are available free of charge from the Corporate Secretary of Old Charter Financial at 1233 O.G. Skinner Drive, West Point, Georgia 31833, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Old Charter Financial are participants in the solicitation of proxies in favor of the conversion from the stockholders of Old Charter Financial.  Information about the directors and executive officers of Old Charter Financial is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.